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                                                                    EXHIBIT 16.1
[PMN LOGO]



                                                 February 24, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


     RE:  Charles River Associates Incorporated
          Registration Statement on Form S-1
          -------------------------------------


Ladies and Gentlemen:

      We have read the paragraph under the heading "Change in Independent Auditors" included in the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission by Charles River Associates Incorporated and agree with the statements made therein.


                                          Very truly yours,


                                          /s/ Parent, McLaughlin & Nangle
                                          --------------------------------------
                                          Parent, McLaughlin & Nangle
                                           Certified Public Accountants, Inc.




JK/ab